UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2009

PERFORMANCE TECHNOLGIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 23, 2009, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ended March 31, 2009. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on April 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

April 24, 2009	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

April 24, 2009	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact: Dorrance W. Lamb SVP and Chief Financial Officer Performance Technologies 585-256-0200 ext. 7276 http://www.pt.com finance@pt.com

Performance Technologies Announces First Quarter 2009 Financial Results

ROCHESTER, NY – April 23, 2009 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading provider of innovative network communications solutions, today announced its financial results for the first quarter 2009.

Revenue in the first quarter 2009 amounted to $6.9 million, compared to $11.0 million in the first quarter 2008.

The Company incurred a net loss in the first quarter 2009 in the amount of ($1.4 million), or ($.13) per basic share, including a restructuring charge of $.4 million, or $.03 per share and stock-based compensation expense of $.1 million, or $.01 per share, based on 11.2 million shares outstanding. Net income in the first quarter 2008 amounted to $.6 million, or $.05 per diluted share, including stock-based compensation expense of $.2 million, or $.01 per share, based on 11.7 million shares outstanding.

The Company had 11.1 million common shares outstanding at March 31, 2009. Under the Company’s stock repurchase programs, approximately .1 million and .7 million shares of its common stock were repurchased for aggregate purchase prices of $.3 million and $2.6 million during the three and twelve months ended March 31, 2009, respectively.

Cash and investments amounted to $33.3 million, or $3.00 per share, and the Company had no long-term debt at March 31, 2009.

On January 12, 2009, the Company implemented a strategic reduction of its existing workforce in response to the challenging global economic environment. As a result of this action, the Company eliminated twenty positions, or approximately 8% of its worldwide workforce. This action is expected to yield annual operating expense savings in excess of $1.0 million. In connection with this reduction, the Company incurred a restructuring charge of approximately $.4 million, primarily for employee-related costs.

“Global economic conditions continued to deteriorate during the first quarter,” said John Slusser, president and chief executive officer. “Product demand from our telecom equipment customers declined to extremely low levels as their end-customers delayed equipment deployments due to the economic climate. At the same time, many of these customers focused on substantially reducing their inventories as one element of cash conservation. As a result of these factors, our first quarter revenues were considerably reduced. Despite this low revenue level, our gross margin for the quarter was relatively strong and this factor, in combination with the workforce reduction, resulted in the quarterly loss being within our guidance.”

Business Overview and Guidance

The company globally targets two primary vertical markets for its communications products, namely telecommunications and aerospace and defense.  The telecommunications market, historically our largest vertical market, is fundamentally driven by investments in network infrastructure by carriers and service providers. Telecommunications market revenues derived from our OEM and application-ready systems products are primarily dependent on broad, multi-year deployments of next-generation telecommunications infrastructure. Telecommunications market revenues generated from end solutions, such as our signaling products, are governed by investments necessary to support existing and evolving service demands such as the ongoing worldwide explosive growth in text messaging. Sales into the aerospace and defense market are typically to prime contractors and system integrators that reflect investment levels by various government agencies and military branches in specific programs and projects requiring enhanced communications capabilities.

John Slusser further commented, “While product interest and customer opportunities remain strong, predictability of the timing of customer orders in the present economic climate remains most challenging. Although many firms are declining to offer guidance in this business environment, we continue to believe our stockholders are interested in a forward quarter view and they understand the dynamics and uncertainties involved. We are firmly committed to our business strategies, our balance sheet remains very strong and we expect to continue to build a solid foundation for long-term Company growth.”

The Company provides guidance only on earnings per share expected in the next quarter. The following statements reflect the Company's current views with respect to future events and financial performance and are forward-looking statements covered within the “safe harbor” provisions described in the Private Securities Litigation Reform Act. Actual results may differ materially from these forward-looking statements. Given the current global economic environment, the Company’s estimates are subject to a higher level of uncertainty than is customary. The Company assumes no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. Furthermore, a substantial portion of the Company’s revenue is derived from orders placed within a quarter and shipped in the final month of the same quarter. Management anticipates a loss in the second quarter 2009 to be in the range of ($.01) to ($.06) per share. These per share estimates exclude stock-based compensation expense, restructuring charges (if any) and discrete income tax items. In the second quarter 2009, stock-based compensation expense is expected to be approximately $.01 per share, excluding any stock options that may be granted during the quarter.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of advanced network communications and control solutions to end users, application developers and original equipment manufacturers that serve mission critical telecommunications, aerospace and defense markets. The Company provides remotely manageable, IP-centric network elements specifically engineered for high availability, scalability, and long life cycle deployments. Its products are built upon its own U.S. manufactured hardware combined with the Company’s NexusWare® Carrier Grade Linux® operating system and software development environment plus a broad suite of communications protocols and high availability middleware. Performance Technologies’ product portfolio includes the SEGway™ suite of Signaling (SS7/SIP) Transfer Points, Signaling Gateways and Bridges, and its IPnexus® family of COTS-based application ready systems, WAN gateways, and multi-protocol communications servers.

Performance Technologies maximizes the value proposition of its products by leveraging its field proven systems, software and hardware technologies developed over a twenty-eight year record of demonstrated innovation. A tightly integrated combination of these technologies results in measurable benefits to its customers through compelling return-on-investment and substantially accelerated time to market metrics. The Company is headquartered in Rochester, New York and maintains centers of engineering excellence in San Diego and San Luis Obispo, California, and Kanata, Ontario, Canada. It has sales and marketing offices in the U.S. in Raleigh, Chicago, Dallas, and San Jose and international offices in London, England and Shanghai, China.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company’s manufacturing capacity and arrangements, the protection of the Company’s proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to goodwill and investments, foreign regulations, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of the Company’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. The Company undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events, or otherwise. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2008, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

###

A conference call will be held on Friday, April 24 at 10:00 a.m., New York time, to discuss the Company’s financial performance for the First quarter 2009. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from April 24 through April 28, 2009. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 791027. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS
	March 31,	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$27,238,000	$29,218,000
Investments	5,020,000	2,450,000
Accounts receivable	4,805,000	6,677,000
Inventories	5,866,000	5,303,000
Prepaid income taxes	158,000	299,000
Prepaid expenses and other assets	759,000	796,000
Deferred taxes	1,813,000	1,841,000
Fair value of foreign currency hedges	14,000	107,000
Total current assets	45,673,000	46,691,000

Investments	1,039,000	1,797,000
Property, equipment and improvements	2,077,000	2,069,000
Software development costs	3,943,000	3,840,000
Deferred taxes	1,180,000	778,000
Goodwill	4,143,000	4,143,000
Total assets	$58,055,000	$59,318,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,150,000	$922,000
Accrued expenses	4,713,000	4,549,000
Total current liabilities	5,863,000	5,471,000
Income taxes payable	401,000	400,000
Total liabilities	6,264,000	5,871,000
Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	16,200,000	16,052,000
Retained earnings	45,266,000	46,689,000
Accumulated other comprehensive income	10,000	73,000
Treasury stock	(9,818,000)	(9,500,000)
Total stockholders’ equity	51,791,000	53,447,000
Total liabilities and stockholders’ equity	$58,055,000	$59,318,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Sales	$6,927,000	$10,981,000
Cost of goods sold	3,191,000	4,845,000
Gross profit	3,736,000	6,136,000

Operating expenses:
Selling and marketing	1,917,000	2,104,000
Research and development	2,116,000	2,412,000
General and administrative	1,139,000	1,182,000
Restructuring	444,000
Total operating expenses	5,616,000	5,698,000
(Loss) income from operations	(1,880,000)	438,000

Other income, net	80,000	389,000
(Loss) income before income taxes	(1,800,000)	827,000

Income tax (benefit) provision	(374,000)	236,000
Net (loss) income	$(1,426,000)	$591,000

Basic (loss) earnings per share	$(0.13)	$.05
Weighted average common shares	11,170,000	11,695,000
Diluted earnings per share		$.05
Weighted average common and common equivalent shares		11,728,000